Exhibit 10.1

AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Amended and Restated Employment Agreement dated as of July 1, 2010 (the “Employment Agreement”) by and between 1st Constitution Bancorp, a New Jersey corporation, having its principal place of business at 2650 Route 130 North, Cranbury, New Jersey 08512 (the “Employer”), and Robert F. Mangano (the “Employee”), is effective as of April 4, 2014 (the “Effective Date”).

WHEREAS, the Employee is employed by the Employer as its President, and is also employed by 1st Constitution Bank, a New Jersey commercial bank (the “Bank”), as its President and Chief Executive Officer; and

WHEREAS, the Employer and the Employee are parties to the Employment Agreement; and

WHEREAS, the Employer and the Employee wish to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, it is AGREED as follows:

1.
Section 3 of the Employment Agreement is amended by deleting the phrase “provided, however, that the term of this Agreement shall end on the seventieth (70th) birthday of the Employee” and replacing it with “provided, however, that the term of this Agreement shall end on the seventy second (72nd) birthday of the Employee.”

2.	The Employment Agreement is amended by adding the following new Section 19, immediately following current Section 18:

“19.  Limitation on Payments.  Notwithstanding anything to the contrary in the Agreement, the Employer shall not be obligated to make any payment hereunder in violation of any law, rule or regulation applicable to the Employer or any of its subsidiaries or in violation of any requirement of any exchange on which the Employer’s securities are listed and any payment hereunder may be subject to claw back pursuant to any law, rule or regulation or requirement applicable to the Employer or any of its subsidiaries or any exchange on which the securities of the Employer are listed or any policy adopted by the board of directors of the Employer pursuant to the requirements of any law, rule or regulation applicable to the Employer or its subsidiaries or any requirement of any exchange on which the Employer’s securities are listed.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

WITNESS:	1ST CONSTITUTION BANCORP

/s/ DAVID P. CUSHING	By:	/s/ CHARLES S. CROW, III
CHARLES S. CROW, III,
CHAIRMAN OF THE BOARD

WITNESS:	EMPLOYEE

/s/ JACALYN NAKUSHIAN	By:	/s/ ROBERT F. MANGANO
ROBERT F. MANGANO,
INDIVIDUALLY